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                                                                    Exhibit 10.4

                        EMPIRE BLUE CROSS AND BLUE SHIELD
                             EXECUTIVE SAVINGS PLAN
               (As Amended and Restated Effective January 1, 1999)

1.   Purpose of the Plan

     The purpose of this Empire Blue Cross and Blue Shield Executive Savings Plan is to enable the Company and its participating subsidiaries and other affiliates to compete more effectively with other employers in obtaining and retaining the executive talent necessary to carry on the Company's affairs. To that end, the Plan provides a select group of executives with an opportunity to defer a portion of their base salary and/or incentive compensation, and to receive the benefit of an Employer Match, to the extent such benefits are unavailable to such executives under the Company's 401(k) Plan as a result of limitations imposed by the Code or other limitations imposed by the terms of such plan.

2.   Definitions

     2.1 "Account" means the bookkeeping account consisting of a Participant's Deferral Account and Employer Match Account.

     2.2  "Administrator" means the Company.

     2.3 "Base Salary" means a Participant's base pay, including any salary increases taking effect during a Plan Year.

     2.4 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.5 "Company" means Empire Blue Cross and Blue Shield and any successor thereto by merger, consolidation, or sale or transfer of substantially all of its assets.

     2.6 "Deferral Account" means the bookkeeping account maintained for a Participant to record his or her Deferred Amounts, together with earnings thereon credited pursuant to Section 5.3.

     2.7  "Deferral Election" means a Whole-Year Election or a Make-Up Election.

     2.8 "Deferred Amounts" means the amounts credited to a Participant's Deferral Account pursuant to Section 3.4.

     2.9 "Eligible Employee" with respect to a Plan Year means an Employee (i) whose annual Base Salary rate as of December 1 of the immediately prior calendar year (or, in the case of an Employee hired during the Plan Year, as of his or her date of hire) is at least $90,000, or (ii) whose Total Compensation from January 1 through December 1 of such immediately prior calendar year is at least $120,000. Both the $90,000 and the $120,000 thresholds will be adjusted from time to time by the Administrator to reflect cost-of-living increases.

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2.10  "Employee" means an employee of the Employer, but shall not include any employee covered by a collective bargaining unit.

2.11 "Employer" means the Company and any subsidiary or other affiliate of the Company which has adopted the Plan and has been designated by the Company's Board of Directors as a participating employer under the Plan.

2.12 "Employer Match" means the amount credited to a Participant's Employer Match Account pursuant to Article 4.

2.13 "Employer Match Account" means the bookkeeping account maintained for a Participant to record his or her Employer Matches, together with earnings thereon credited pursuant to Section 5.3.

2.14 "401(k) Plan" means the Empire Blue Cross and Blue Shield Employee Savings Plan, as amended from time to time.

2.15 "Incentive Award" means an award under the Annual Executive Incentive Compensation Plan.

2.16 "Investment Election" means a Participant's election under Article 5 of the investment fund or funds used to measure the investment performance of the Participant's Account.

2.17  "Make-Up Election" means an election made pursuant to Section 3.3.

2.18 "$160,000 Limit" with respect to a Plan Year or calendar year means the dollar limitation under Section 401(a)(17) of the Code in effect for such year.

2.19 "Other Performance-Based Award" means any performance-based award other than an Incentive Award.

2.20 "Participant" means an Employee who satisfies the requirements for participation in the Plan pursuant to Section 3.1 and whose Account has not been distributed.

2.21 "Plan" means this Empire Blue Cross and Blue Shield Executive Savings Plan, as amended from time to time.

2.22  "Plan Year" means the calendar year.

2.23 "Total Compensation" means a participant's Base Salary, Incentive Awards, and any other compensation of a type that qualifies under the 401(k) Plan for elective deferral contributions thereunder. Total Compensation includes amounts deferred pursuant to a Make-Up Election but excludes amounts deferred pursuant to a Whole-Year Election.

2.24  "Unforeseeable Emergency" shall have the meaning ascribed thereto in
      Section 9.2.

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     2.25   "Valuation Date" means the last day of each calendar quarter and such additional dates as the Administrator may establish.

     2.26   "Whole-Year Election" means an election made pursuant to Section
            3.2.

3.   Participation and Deferral Elections

     3.1 Participation. To commence participation in the Plan, an Eligible Employee must file with the Administrator a Whole-Year Election and/or a Make-Up Election with respect to a Plan Year in accordance with Sections 3.2 and 3.3, respectively. Participation in the Plan shall terminate when all amounts credited to a Participant's Account have been distributed.

     3.2 Whole-Year Elections. A Whole-Year Election for a Plan Year shall specify the respective deferral percentages applicable to the Participant's Base Salary, Incentive Award, and Other Performance-Based Awards, payable during such Plan Year. Each such percentage must be either 0% or a percentage between 5% and 33-1/3%; provided, however, that the maximum Whole-Year Election deferral percentage for a Participant who has made a Make-Up Election for such Plan Year shall be 27-1/3%.

     3.3 Make-Up Elections. A Make-Up Election, which shall be for any whole percentage up to 6%, shall apply to a Participant's Total Compensation for the Plan Year in excess of the $160,000 Limit. For purposes of the preceding sentence, Total Compensation received by a Participant before he or she becomes eligible to participate in the 401(k) Plan shall be disregarded.

     3.4    General Rules Governing Elections.

            (a) Whole-Year Elections and Make-Up Elections shall be filed with the Administrator, on such forms as the Administrator shall designate, before such date prior to the commencement of the Plan Year as the Administrator shall establish and may not be modified or revoked after the commencement of such Plan Year except as provided in Sections 3.6 and 9.3. An amount deferred pursuant to a Deferral Election shall be credited to the Participant's Deferral Account within 30 days after the date on which such amount would otherwise be payable.

            (b) A Deferral Election shall be applicable only to compensation payable during the Plan Year to which it relates, exclusive of any compensation payable before the Participant commences participation in the Plan.

     3.5 Newly Hired Employees. In the case of an Employee who becomes an Eligible Employee after January 1 and before December 1 of a Plan Year, notwithstanding the provisions of Section 3.4(a) such Employee may make a Deferral Election at any time within the 30-day period following the date on which he or she becomes an Eligible Employee. Such Deferral Election shall be effective as soon as administratively practicable after it is received.

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     3.6    Cessation of Deferrals.

            (a) A participant may revoke his or her Whole-Year Election, with respect to the Participant's Base Salary only, effective as of the first day of April, July, or October by filing a written notice of revocation at least 30 days before the effective date of such revocation. Any such revocation shall apply to Base Salary (but not to Annual Incentive Awards or any Other Performance-Based Awards) paid on or after such effective date and shall remain in effect for the balance of the Plan Year. Except as otherwise provided in Section 9.3, a Participant's Make-Up Election with respect to a Plan Year may not be revoked.

            (b) In the event a Participant revokes his or her Whole-Year Election pursuant to this Section 3.6, he or she shall not be permitted to make another Whole-Year Election until the second Plan Year following the Plan Year in which such revocation became effective.

            (c) In the event a Participant receives an emergency distribution pursuant to Section 9, the Deferral Election suspension and restriction provisions of Section 9.3 shall apply.

4.   Employer Match

     For each Plan Year, the Employer shall credit to a Participant's Employer Match Account an Employer Match equal to 50% of the amount of the Participant's Total Compensation deferred pursuant to his or her Make-Up Election. Such Employer Match shall be credited to the Participant's Employer Match Account not later than 30 days following the end of the payroll period to which such Employer Match relates.

5.   Investment Performance Elections

     5.1 Additions to Account. At the time a participant makes a Deferral Election with respect to a Plan Year, he or she shall file an Investment Election which shall designate from among the investment funds available for selection under the Plan the investment fund or funds which shall be used to measure the investment performance of Deferred Amounts and Employer Matching Amounts added to the Participant's Account during such Plan Year.

     5.2 Existing Account Balances. A Participant may, on or before July 1 of any Plan Year, change the proportions of his or her existing Account balance that are deemed invested in the investment fund or funds referred to in Section 5.1. Such change shall be implemented as of August 1 of such Plan Year or as soon as administratively practicable thereafter.

     5.3 Crediting of Investment Return. As of any Valuation Date, each Participant's Account shall, under such procedures as the Administrator shall establish, be credited with any income, and debited with any loss, that would have been realized if

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            the amounts credited to his or her Account had been invested since the preceding Valuation Date in accordance with his or her Investment Election.

            References in the Plan to Investment Elections are for the sole purpose of attributing hypothetical investment performance to each Participant's Account. Nothing herein shall require the Employer to invest, earmark, or set aside its general assets in any specific manner.

6.   Accounts

     6.1 Maintenance of Accounts. The Administrator shall maintain or cause to be maintained for each Participant an Account consisting of his or her Deferral Account and Employer Match Account. Each Participant shall be furnished with quarterly statements setting forth the balances in his or her Deferral Account and Employer Match Account.

     6.2    Vesting.

            (a) The amounts in a Participant's Deferral Account shall be fully vested at all times.

            (b) Notwithstanding any provisions herein to the contrary, the balance in a Participant's Employer Match Account shall be distributed only to the extent it is vested. The amounts in a Participant's Employer Match Account shall be vested only to the extent his or her matching contribution account under the 401(k) Plan is vested (or would be vested if he or she had elected to make elective deferral contributions under such plan). If a Participant's Employer Match Account is not fully vested at the time of his or her separation from service, the nonvested portion of such Employer Match Account shall be immediately forfeited as of the Participant's severance date, but shall be returned to such Employer Match Account if he or she is rehired before incurring a break in service of five years (as determined by applying the rules of the 401(k) Plan).

7.   Distribution of Benefits

     7.1    Benefit Payment Election.

            (a) Prior to the commencement of his or her participation in the Plan, each Participant shall file a benefit payment election with the Administrator on such form as the Administrator shall prescribe specifying (i) whether the Participant's benefit is to be paid in a lump sum, substantially equal annual installments, or both, (ii) the year in which such lump-sum payment is to be made or such installments are to commence,
                 (iii) if installments are elected, the number of such installments. No portion of a Participant's benefit may be distributed prior to his or her separation from service from the Employer or one of its affiliates. Lump-sum payments may not be made later than, and

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                 installment payments may not extend beyond, the 20th year
                 following the year in which the Participant separates from service.

            (b) In the event a Participant fails to make an initial benefit payment election pursuant to subsection (a), he or she shall be deemed to have made an initial election to receive his or her benefit in a lump sum within 60 days following the date of his or her retirement or other separation from service.

     7.2 Change in Election. A Participant's benefit payment election may be changed from time to time, provided, however, that no such change shall be effective if the Participant's separation from service from the Employer occurs less than 12 months after the date such change is made. In such event the Participant's benefit shall be paid in accordance with his or her most recent election or change in election (other than a change in election made less than 12 months before his or her separation from service). For purposes of this
            Section 7.2, a revocation of a prior change of election shall itself be treated as a new change of election.

     7.3 Distribution of Benefits. Except as otherwise provided in Articles 8 and 9, a Participant's Account shall be distributed in accordance with his or her benefit payment election made pursuant to Section
            7.1 (after giving effect to any modifications to such election pursuant to Section 7.2). The payment of any installment or lump sum shall, in accordance with the Participant's election, be made either
            (i) within 60 days after the date of the Participant's separation from service or (ii) during the first 60 days of a calendar year commencing after the Participant separates from service.

     7.4 Disability. For purposes of this Article 7, in the event a Participant becomes totally and permanently disabled he or she will not be considered to have separated from service before the earlier of the date he or she ceases to be totally and permanently disabled (as determined by the Administrator in its sole discretion) or the date he or she ceases receiving benefits under the Employer's long-term disability plan; provided, however, that a Participant shall not be regarded as totally and permanently disabled for purposes of this Article 7 if the Participant (i) fails to provide proof to the Employer that he or she is disabled -- this includes, but is not limited to, granting access to the Participant's medical records upon the request and in the sole discretion of the Employer -- or (ii) fails to submit to a medical examination performed by a physician selected by the Employer, upon the Employer's request in its sole discretion; and provided further that a Participant's eligibility for, or receipt of, benefits from the Employer's long-term disability plan -- or a determination as to a Participant's disability status by any other third party -- is not determinative of a Participant's disability status.

8.   Death of a Participant

     8.1 A Participant may designate in writing, on such form as the Administrator may prescribe, a beneficiary to receive any benefits with respect to such Participant in the event of his or her death. Such beneficiary designation may be changed at any time.

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      8.2   Except as otherwise provided in Article 9 and in Section 8.3, in the event of a Participant's death prior to the distribution of his or her entire Account balance, the remaining balance in the Participant's Account shall be distributed in accordance with his or her benefit payment election made pursuant to Section 7.1 (after giving effect to any modifications to such election pursuant to
            Section 7.2). Such distribution shall be made to the Participant's designated beneficiary or, in the absence of any such designated beneficiary, to the Participant's estate.

      8.3 A Participant may elect to have any amount remaining in his or her Account upon the Participant's death paid to his or her designated beneficiary in a lump sum within 60 days after the Administrator has received notification of his or her death, rather than in accordance with his or her benefit payment election under Section 7.1. Such a lump-sum death benefit election may be made or revoked at any time; provided, however, that no such election or revocation shall be effective if made less than 12 months before the date of the Participant's death.

9.    Unforeseeable Emergencies

      9.1 Emergency Acceleration. In the event that a Participant experiences an Unforeseeable Emergency, such Participant may request an acceleration of the distribution of all or a portion of his or her Account. Any such request shall be subject to the approval of both the Company's Senior Vice President of Human Resources and Services and the Company's Chief Executive Officer, which approval (a) shall only be granted to the extent such distribution is reasonably needed to satisfy the need created by the Unforeseeable Emergency and (b) shall not be granted to the extent that such need may reasonably be relieved (i) through reimbursement or compensation by insurance or otherwise or (ii) by liquidation of the Participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). The amount paid in an accelerated distribution shall approximate the amount reasonably necessary to alleviate the need created by the Unforeseeable Emergency.

      9.2 Unforeseeable Emergency. An "Unforeseeable Emergency" means severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or his or her dependent, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant's control. Examples of circumstances not qualifying as an Unforeseeable Emergency include the need to send a Participant's child to college and the desire to purchase a home.

      9.3 Suspension of Deferrals. Notwithstanding anything to the contrary in this Article 9, in the event the Administrator approves a Participant's request for a suspension of deferrals pursuant to
            Section 9.1 on account of an Unforeseeable Emergency, the Participant's Make-Up Election and Whole-Year Election shall be suspended (and the Participant shall be ineligible to make a new Deferral Election) with respect to any compensation otherwise payable during the period beginning on the date of such

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                  withdrawal or effective date of such approval and ending on the last day of the next succeeding Plan Year.

10.    Administration

       The Plan shall be administered by the Administrator. The Administrator shall have all powers necessary to carry out the provisions of the Plan, including the right to adopt rules under the Plan, and shall have absolute discretionary authority to construe the Plan, to resolve any ambiguities therein, and to determine and resolve any question that may arise in connection with the application or administration of the Plan. Any such determination by the Administrator shall be conclusive and final.

11.    General Provisions

       11.1 No Contract of Employment. The establishment of the Plan shall not be construed as conferring any legal rights upon any Participant for a continuation of employment, nor shall it interfere with the rights of the Employer to discharge a Participant and to treat the Participant without regard to the effect which such treatment might have upon him or her as a Participant in the Plan.

       11.2 Withholding. As a condition to a Participant's entitlement to benefits hereunder, the Employer shall have the right to deduct from any amounts otherwise payable to a Participant, whether pursuant to the Plan or otherwise, or otherwise to collect from the Participant, any required withholding taxes with respect to benefits under the Plan.

       11.3 Non-Assignability of Benefits. Subject to any applicable law, no benefit under the Plan shall be subject in any manner to, nor shall the Employer be obligated to recognize, any purported anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit shall in any manner be liable for or subject to garnishment, attachment, execution, or a levy, or liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

       11.4 Successor Employers. The Plan shall be binding upon any successor to the Company by merger, consolidation, or sale or transfer of substantially all of its assets.

       11.5 Governing Law. The laws of the State of New York shall govern the construction of this Plan and the rights and the liabilities hereunder of the parties hereto.

12.   Source of Benefits

      The Plan is an unfunded plan maintained by each Employer for the purpose of providing deferred compensation for a select group of management or highly compensated employees. Benefits under the Plan shall be payable from the general assets of each Employer. The Plan shall not be construed as conferring on a Participant any right, title, interest, or claim in or to any specific asset, reserve account, or property of any kind possessed by the Employer. To

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     the extent that a Participant or any other person acquires a right to receive payments from the Employer, such right shall be no greater than the right of an unsecured general creditor.

13.  Effective Date

     This Plan, as amended and restated, shall be effective January 1, 1999.

14.  Amendment or Termination

     The Company's Board of Directors reserves the right to amend or terminate this Plan at any time. Notwithstanding the foregoing, the Board of Directors may authorize one or more officers of the Company to amend the Plan, in which event any amendment executed by such officer shall be effective hereunder. No amendment or termination of the Plan shall adversely affect the right of any Participant to receive his or her accrued benefits as determined as of the date of amendment or termination.

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                            AMENDMENT AND RESTATEMENT
                      OF EMPIRE BLUE CROSS AND BLUE SHIELD
                             EXECUTIVE SAVINGS PLAN

         WHEREAS, Empire Blue Cross and Blue Shield (the "Company") has heretofore adopted the Empire Blue Cross and Blue Shield Executive Savings Plan (the "Plan"); and

         WHEREAS, the Company desires to amend and restate the Plan.

         NOW, THEREFORE, the Plan is amended and restated, effective January 1, 1999, to read substantially in the form attached hereto.

         IN WITNESS WHEREOF, the Company has executed this instrument as of this 6 day of August, 1999.

                                               EMPIRE BLUE CROSS AND BLUE SHIELD


                                               By: /s/ Michael A. Stocker
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